UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K/A


                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report: April 5, 2006  (Date of earliest reported: March
31, 2006)



                    FIRST KEYSTONE CORPORATION
               ____________________________________
      (Exact name of registrant as specified in its Charter)


          PENNSYLVANIA             2-88927           23-2249083
       __________________         __________         _____________
        (State or other          (Commission         (IRS Employer
          jurisdiction          File Number)     Identification No.
       of incorporation)



111 West Front Street, Berwick, Pennsylvania       18603
____________________________________________      ________
  (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code: (570) 752-3671


                               N/A
     _______________________________________________________
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers;
           Election of Directors; Appointment of Principal
           Officers

On March 31, 2006, David R. Saracino retired as Treasurer and Chief Financial Officer from First Keystone Corporation, parent company of The First National Bank of Berwick. Matthew P. Prosseda was named Treasurer and Diane C. A. Rosler was named Principal Financial Officer of First Keystone Corporation, effective April 1, 2006.

Mr. Prosseda is the Assistant Secretary of the Corporation. He holds the position effective April 1, 2006. He is the Executive Vice President and Senior Lending Officer of The First National Bank of Berwick, a wholly-owned subsidiary of First Keystone Corporation. He has been in that position since February 2005. Prior to that, from April 1997 to February 2005, he was Executive Vice President and Director of Lending at Citizens and Northern Bank, Wellsboro, Pennsylvania.

Ms. Rosler is Assistant Vice President of The First National Bank of Berwick, a wholly-owned subsidiary of First Keystone
Corporation.  She has been in that position since April 2002.
Prior to that, from April 1994 to April 2002, she was Assistant
Cashier.



Item 9.01. Financial Statements and Exhibits

     (a)   Not applicable

     (b)   Not applicable

     (c)   Not applicable





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


                            Signatures


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.


FIRST KEYSTONE CORPORATION
     (Registrant)




By:       /s/ J. Gerald Bazewicz
          J. Gerald Bazewicz
          President and Chief Executive Officer

Date:     April 5, 2006



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